As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

(Exact name of Registrant as specified in its charter)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

90 Whitfield Street, 2nd Floor London, United Kingdom (Address of Principal Executive Offices)	W1T 4EZ (Zip Code)

Capri Holdings Limited Fifth Amended and Restated Omnibus Incentive Plan

(Full title of the plan)

Tyler Reddien
Executive Vice President, Chief Financial Officer and Chief Operating Officer
11 West 42nd Street
New York, NY 10036

(Name and address of agent for service)

(201) 453-5000

(Telephone number, including area code, of agent of service)

With copies to:

John C. Kennedy, Esq.

Christodoulos Kaoutzanis, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000 (Telephone)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Capri Holdings Limited (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,500,000 of its ordinary shares, no par value, that are reserved for issuance under the Capri Holdings Limited Fifth Amended and Restated Omnibus Incentive Plan (the “Plan”). The Plan, as amended and restated on May 20, 2026 and described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2026, was approved by the Company’s shareholders on July 29, 2026. The Company previously filed (i) a Registration Statement on Form S-8 on December 14, 2011 (File No. 333-178486, the “2011 Form S-8”) to register 15,246,000 shares initially authorized for issuance under the Plan, (ii) a Registration Statement on Form S-8 on September 24, 2020 (File No. 333-249023, the “2020 Form S-8”) to register an additional 3,600,000 shares authorized for issuance under the Plan as amended on July 22, 2020, (iii) a Registration Statement on Form S-8 on August 3, 2022 (File No. 333-266480, the “2022 Form S-8”) to register an additional 3,625,000 shares authorized for issuance under the Plan as amended on May 24, 2022, and (iv) a Registration Statement on Form S-8 on August 7, 2025 (File No. 333-289344, the “2025 Form S-8” and, together with the 2011 Form S-8, the 2020 Form S-8 and the 2022 Form S-8, the “Prior Registration Statements”) to register an additional 2,500,000 shares authorized for issuance under the Plan as amended and restated on May 20, 2025. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2026 (filed on May 27, 2026);
(b)	The portions of the Company’s definitive proxy statement on Schedule 14A, filed on June 16, 2026, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2026;
(c)	The Company’s Current Reports on Form 8-K filed with the Commission on June 16, 2026, June 25, 2026 and July 30, 2026 (in each case, excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01 thereof, or any exhibit relating thereto); and
(d)	The description of the securities set forth in the Company’s Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Capri Holdings Limited (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 31, 2018).

3.2	Amendment to Amended and Restated Memorandum and Articles of Association of Capri Holdings Limited, effective May 24, 2023 (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, filed on May 31, 2023).

4.1	Specimen of Ordinary Share Certificate of Capri Holdings Limited (incorporated by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed on May 29, 2019).

4.3

Capri Holdings Limited Fifth Amended and Restated Omnibus Incentive Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 16, 2026).

5.1*	Opinion of Conyers Dill & Pearman as to the validity of the securities being offered.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement)

107*	Filing Fee Table.

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 5, 2026.

CAPRI HOLDINGS LIMITED

By:	/s/ John D. Idol
	Name:	John D. Idol
	Title:	Chairman & Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of John D. Idol, Tyler Reddien and Jenna Hendricks, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed on August 5, 2026, by the following persons in the capacities indicated.

Signature	Title

/s/ John D. Idol	Chairman, Chief Executive Officer and Director
John D. Idol	(Principal Executive Officer)

/s/ Tyler Reddien	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Tyler Reddien	(Principal Financial and Accounting Officer)

/s/ Robin Freestone	Director
Robin Freestone

/s/ Marilyn Crouther	Director
Marilyn Crouther

/s/ Judy Gibbons	Director
Judy Gibbons

/s/ Mahesh Madhavan	Director
Mahesh Madhavan

/s/ Jane Thompson	Director
Jane Thompson

/s/ Jean Tomlin	Director
Jean Tomlin

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